EXHIBIT 3.1

CERTIFICATE OF CHANGE PURSUANT TO NRS 78.209

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20090240939-28
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/12/2009 2:10 PM
	Entity Number C28007-2001

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Texada Ventures Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

500,000,000 shares of common stock, $0.001 par value per share
100,000,000 shares of preferred stock, $0.001 par value per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

200,000,000 shares of common stock, $0.001 par value per share
100,000,000 shares of preferred stock, $0.001 par value per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Each 2.5 shares of common stock are to be converted into one share of common stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

In lieu of issuing fractional shares, the corporation will round up to the nearest whole share.

7. Effective date of filing: (optional) 3/30/09

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]
Signature of Officer

President
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.